Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Legg Mason Partners Equity Trust

We consent to the use of our report, incorporated herein by reference, dated November 26, 2007, for Legg Mason Partners Small Cap Value Fund, a series of Legg Mason Partners Equity Trust as of September 30, 2007, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

New York, New York

January 25, 2008